UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 20, 2014
INDEPENDENCE RESOURCES PLC
(Exact name of registrant as specified in its charter)
United Kingdom	000-14691	77-0039728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
254 West Hanley Avenue, Suite A, Coeur d'Alene, Idaho		83815
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(208) 209-9868
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01                    Financial Statements and Exhibits.

Independence Resources Plc announces an update on the status of the lawsuit filed against the Company by Miller Tabak + Co., LLC.

Miller Tabak filed a lawsuit against the Company in New York Supreme Court, claiming that it was owed a "Transaction Fee" for the above transaction under its engagement letter with Senetek.  The trial judge granted summary judgment to Miller Tabak on its breach of contract claim, and awarded it $250,000 plus statutory interest in the amount of $56,219, and 133,333 ordinary shares of the Company.

The Company subsequently appealed the trial court's decision to the New York Supreme Court, Appellate Division. On June 17, 2014, the appellate court issued a decision reversing the Trial Court and dismissing the case on the grounds that (1) under the engagement letter, Miller Tabak had no right to a Transaction Fee for an acquisition by the Company, but only for sale transactions; and (2) in any event, no fee was earned because the deal at issue never closed.

Exhibits	Document Description

99.1	Press Release dated June 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE RESOURCES PLC
Date: June 20, 2014

JOHN P. RYAN
John P. Ryan
President and Director